Exhibit 99.2

CyrusOne Inc. Announces Public Offering of Senior Notes

DALLAS—November 20, 2019—CyrusOne Inc. (NASDAQ: CONE) (the “Company”) announced today that its operating partnership, CyrusOne LP (the “Operating Partnership”), and a wholly owned subsidiary of the Operating Partnership, CyrusOne Finance Corp. (together with the Operating Partnership, the “Issuers”), intend to offer senior notes due 2024 and senior notes due 2029 (together, the “Notes”) in a registered public offering, subject to market and other conditions. The Notes will be guaranteed by the Company.

Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as lead joint book-running managers for the offering.

The Issuers intend to use the net proceeds from this offering (i) to finance their repurchase of any and all of their outstanding 5.000% Senior Notes due 2024 and 5.375% Senior Notes due 2027 (together, the “Existing Notes”), of which $700,000,000 and $500,000,000 respectively in aggregate principal amounts are currently outstanding, by means of tender offers commenced in connection with this offering (each, a “Tender Offer”), including the payment of consent payments in connection with soliciting consent to certain proposed amendments to the respective indentures governing each series of Existing Notes (the “Consent Solicitations”), (ii) for the redemption and discharge of any Existing Notes that remain outstanding after the completion of the Tender Offers and Consent Solicitations, (iii) for the payment of related premiums, fees, discounts and expenses and (iv) for general corporate purposes.

This news release does not constitute notice of redemption under the optional redemption provisions of the indentures governing the Existing Notes nor an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering is being made under an automatic shelf registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “SEC”) and only by means of a prospectus supplement and accompanying prospectus. An investor may obtain free copies of the preliminary prospectus supplement and accompanying prospectus related to the offering by visiting EDGAR on the SEC website, www.sec.gov, or by contacting: Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, Attn: Prospectus Department, Telephone (collect): 1-866-471-2526; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attn: Investment Grade Syndicate Desk, Telephone: 1-212-834-4533; or Morgan Stanley & Co. LLC, 180 Varick Street, New York, NY 10014, Attn: Prospectus Department, Telephone: 1-866-718-1649.

Safe Harbor Note

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which the Company operates and the beliefs and assumptions of the Company’s management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of the Company’s future financial performance, the Company’s anticipated growth and trends in the Company’s businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause the Company’s actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents the Company files with the SEC. More information on potential risks and uncertainties is available in the Company’s recent filings with the SEC, including the Company’s Form 10-K report, Form 10-Q reports, and Form 8-K reports. The Company disclaims any obligation other than as required by law to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors or for new information, data or methods, future events or other changes.

About CyrusOne

CyrusOne (NASDAQ: CONE) is a high-growth real estate investment trust (REIT) specializing in highly reliable enterprise-class, carrier-neutral data center properties. CyrusOne provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for approximately 1,000 customers, including more than 200 Fortune 1000 companies.

With a track record of meeting and surpassing the aggressive speed-to-market demands of hyperscale cloud providers, as well as the expanding IT infrastructure requirements of the enterprise, CyrusOne provides the flexibility, reliability, security, and connectivity that foster business growth. CyrusOne offers a tailored, customer service-focused platform and is committed to full transparency in communication, management, and service delivery throughout its nearly 50 data centers worldwide.

Investor Relations

Michael Schafer

Vice President, Capital Markets & Investor Relations

972-350-0060

investorrelations@cyrusone.com